Exhibit 23.1

Telefon +49 69 95941-0 Telefax +49 69 95941-111 frankfurt@bdo.de www.bdo.de	Hanauer Landstraße 115 60314 Frankfurt/Main

Consent of Independent Registered Public Accounting Firm

Heska Corporation
Loveland, Colorado 80538
United States of America

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-238005) and on Forms S-8 (Nos. 333-238006, 333-238008, 333-30951, 333-34111, 333-47129, 333-72155, 333-38138, 333-39448, 333-55112, 333-82096, 333-89738, 333-102871, 333-106679, 333-112701, 333-115995, 333-123196, 333-132916, 333-141737, 333-194120, 333-194122, 333-195734, 333-204036, 333-211567, and 333-225112) of Heska Corporation of our report dated March 24, 2020 related to the combined financial statements of Scil Animal Care Company GmbH, which comprise the combined balance sheets as of December 31, 2019 and December 29, 2018 and the related combined statements of operations, comprehensive income, equity, and cash flows for the years then ended, and the related notes to the combined financial statements, which appears in this Form 8K.

(signed: BDO AG Wirtschaftsprüfungsgesellschaft)

Frankfurt, Germany

May 6, 2020